Exhibit 99.1

                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(f)(i)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.

Date: February 9, 1999

                                          Metromedia Company


                                          By: /s/ Stuart Subotnick
                                              --------------------
                                          Name:
                                          Title:


                                          /s/ John W. Kluge
                                          ------------------------
                                          John W. Kluge


                                          /s/ Stuart Subotnick
                                          ------------------------
                                          Stuart Subotnick


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